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                                                                     EXHIBIT 5.1

[Letterhead of Appleby, Spurling & Kempe]

                                                                    15 June 2000

Global Crossing Ltd
Wessex House
45 Reid Street
Hamilton  HM 12
Bermuda


Dear Sirs

Re:  Global Crossing Ltd (the "Company")
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We have acted as legal counsel in Bermuda to the Company and this opinion as to
Bermuda law is addressed to you in connection with the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") in relation to 21,000,000 common shares of the Company of par value US$0.01 each (the "Common Stock") which may be issued in accordance with The 1998 Global Crossing Ltd. Stock Incentive Plan (as amended and restated with effect as of 1 May 2000 - the "Equity Plan").

For the purposes of this opinion we have examined and relied upon the documents listed (which in some cases, are also defined in the Schedule to this opinion (the "Documents")). Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Equity Plan.

Assumptions
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In stating our opinion we have assumed:-

(a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised or photostatic copies;

(b)      the genuineness of all signatures on the Documents;

(c)      the authority, capacity and power of natural persons signing the
         Documents;
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(d)      that any factual statements made in any of the Documents are true, accurate and complete;

(e) that the Equity Plan constitutes, and any awards of share options relevant to this opinion ("Awards") pursuant to the Equity Plan will constitute, the legal, valid and binding obligations of each of the parties thereto, other than the Company, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(f) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Equity Plan or any Award is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(g) that the Resolutions (where passed conditionally) have become unconditional, are in full force and effect and have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the board of directors of the Company in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout;

(h) that each director of the Company, when the board of directors of the Company passed the Resolutions, discharged his fiduciary duty owed to the Company and acted honestly and in good faith with a view to the best interests of the Company;

(i) that the Company has entered into its obligations under the Equity Plan in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Equity Plan would benefit the Company;

(j) that the Equity Plan is valid, binding and enforceable under the laws of the State of New York by which it is expressed to be governed;

(k) that, at the time of issue of any Awards, or of Common Stock pursuant to Awards, relevant to this opinion by it, the Committee remains a duly constituted committee of the board of directors of the Company having the same powers and authorities as it has at the date of this opinion;

(l) that the approval of the issue of any Awards and of any Common Stock under Awards pursuant to the Equity Plan is made at a duly convened and quorate meeting of the Committee in a manner complying with the terms of its
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         constitution then in force and the Constitutional Documents and within the authority then given to the Committee by the board of directors of the Company;

(m) that when the Committee authorises the issue of any Common Stock under the Equity Plan, the issue price will not be less than the par value of the Common Stock and the Company will have sufficient authorised capital to effect the issue and will hold the necessary consent from the Bermuda Monetary Authority for such share issue;

(n) that, if new Common Stock is paid for, upon the exercise of an Award, in Common Stock (as envisaged by sections 6 (c)(ii) and 6 (c)(iii) of the Equity Plan), the payment of the purchase price in that manner is duly effected as a purchase of own shares by the Company in accordance with section 42A of the Companies Act 1981 of Bermuda, in return for which the Common Stock the subject of the Award is issued; and

(o) that, if new Common Stock is issued by the Company pursuant to the Equity Plan (as Other Stock-Based Awards, Performance-Based Awards or otherwise) on terms which do not require the relevant Participant to pay (in whatever form) a purchase price for the Common Stock, the Company receives in any event a payment from the Participant receiving such Common Stock at least equivalent to the aggregate par value of the Common Stock then issued to him.

Opinion
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Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that when duly issued and allotted by the Committee pursuant to Awards and when fully paid for pursuant to and in accordance with the terms of the Equity Plan, and as contemplated by the Equity Plan, the Common Stock will be validly issued, fully paid, non-assessable shares of the Company.

Reservations
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We have the following reservations:-

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

b) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between such company and the holder of
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         shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the memorandum of association or bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

Disclosure
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This opinion is addressed to you in connection with the Registration Statement and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company.

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully


/s/ Appleby, Spurling & Kempe
    Appleby, Spurling & Kempe
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                                    SCHEDULE
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1.       A faxed copy of the Registration Statement (excluding the exhibits and excluding the documents incorporated by reference).

2.       An email copy of the Equity Plan.

3. Certified copies of resolutions adopted by the board of directors of the Company:

         3.1      1 July 1998, approving the terms of the 1998 Stock Incentive
                  Plan;

         3.2      4 November 1999, constituting the Committee; and

         3.3      1 May 2000 approving certain amendments to the Equity Plan

         (together, the "Resolutions").

4. Certified copies of the certificate of incorporation, memorandum of association and bye-laws of the Company (together, the "Constitutional Documents").

5. An Officer's Certificate dated 15 June 2000 and signed by M Sussis as secretary of the Company :

         5.1 confirming the authorised and issued capital of the Company as at the date of the opinion; and

         5.2 attaching a copy of a letter from the Bermuda Monetary Authority to the Company dated 22 March 2000.